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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 1, 2000

                              U.S. CAN CORPORATION
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             (Exact name of registrant as specified in its charter)

          Delaware                       1-13678                 06-1094196
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(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)

         900 Commerce Drive
         Oak Brook, Illinois                                       60523
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (630) 571-2500

                                 Not Applicable
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         (Former name or former address, if changed since last report)



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     Item 5. OTHER EVENTS.

     On June 1, 2000, U.S. Can Corporation, a Delaware corporation (the "Company"), and Pac Packaging Acquisition Corporation, a Delaware corporation ("Pac"), entered into an Agreement and Plan of Merger (the "Merger Agreement") to effect a recapitalization of the Company in which Pac will be merged with and into the Company (the "Merger"). Pac is a newly formed corporation organized by Paul W. Jones, Chairman and Chief Executive Officer of the Company, John L. Workman, Chief Financial Officer of the Company, and Berkshire Partners LLC, the Boston-based private equity firm. Pursuant to the terms and subject to the conditions of the Merger Agreement, each share of common stock, par value $0.01 per share, of the Company ("Common Stock") outstanding at the effective time of the Merger will be converted into the right to receive $20.00 in cash, except for certain shares of Common Stock held by senior management of the Company, Salomon Smith Barney Inc., affiliates of Company directors Ricardo Poma and Francisco A. Soler, and other stockholders to be designated (the "Buyout Group") which will be converted into the right to receive capital stock of the surviving corporation pursuant to the terms of the Merger Agreement. The transaction is subject to a number of conditions, including approval of the Company's shareholders, receipt of financing and receipt of governmental approvals. Berkshire Partners LLC, Salomon Smith Barney Inc. and Bank of America Securities LLC have committed, subject to customary conditions, to provide equity and debt financing for the transaction. The transaction has been approved by a special committee of independent members of the board of directors of the Company.

     In connection with the Merger, the Board of Directors of the Company has approved an amendment (the "Rights Agreement Amendment") to its Amended and Restated Rights Agreement, dated as of October 19, 1995, by and between the Company and Harris Trust and Savings Bank, as rights agent (the "Rights Agreement"). The Rights Agreement Amendment exempts the Buyout Group and certain other persons from the adverse effects under the Rights Agreement subject to specified limitations. The Company also authorized some or all such persons to form arrangements with each other regarding their possible participation in the Merger.

     The preceding is qualified in its entirety by reference to the Merger Agreement, the Rights Agreement Amendment and the Company's press release announcing the signing of the Merger Agreement, copies of which are attached hereto as Exhibits 2, 10 and 99 respectively, and which are incorporated herein by reference.

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Item 7. EXHIBITS

2 Agreement and Plan of Merger, dated as of June 1, 2000, by and between the Company and Pac Packaging Acquisition Corporation.

10   Amendment No. 1 to Amended and Restated Rights Agreement, dated as of
     June 1, 2000, by and between the Company and Harris Trust and Savings Bank, as Rights Agent.

99   Text of Press Release, dated as of June 1, 2000, issued by the Company.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 15, 2000                  U.S. CAN CORPORATION


                                       By: /s/ PAUL W. JONES
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                                           Paul W. Jones
                                           Chairman of the Board, President
                                           and Chief Executive Officer

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